Exhibit 10.1

AMENDMENTS TO THE

CYTODYN INC. 2012 EQUITY INCENTIVE PLAN

Dated: February 12, 2017

WHEREAS, the Board of Directors of CytoDyn Inc. (the “Company”) heretofore established the CytoDyn Inc. 2012 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors desires to amend the Plan to increase the number of shares of common stock of the Corporation available for grants of “Awards” (as defined under the Plan) thereunder from 7,000,000 to 15,000,000 (not counting shares of common stock that have previously been issued pursuant to the Plan or that are the subject of outstanding Awards under the Plan), all of which are to be available as grants as Incentive Stock Options; and

WHEREAS, the Board of Directors also desires to amend the Plan to increase the number of shares of common stock of the Corporation that may be granted under the Plan to any individual during a year with respect to Options and/or Stock Appreciation Rights from 1,000,000 to 3,000,000; and

WHEREAS, the Board of Directors further desires to amend the Plan to increase the number of shares of common stock of the Corporation that may be granted under the Plan as Restricted Share Awards and/or Restricted Unit Awards from 2,500,000 to 5,000,000; and

WHEREAS, Article 12 of the Plan authorizes the Board of Directors to amend the Plan, subject to shareholder approval to the extent that such approval is required by applicable law;

NOW, THEREFORE, subject to approval of the Company’s shareholders, effective the date hereof, the Plan is hereby amended as follows:

1. Section 4.3 of the Plan is hereby amended in its entirety, to read as follows:

“4.3 Shares Subject to the Plan. The Shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. Subject to adjustment pursuant to Article 11, the maximum number of Shares for which Awards may be granted under the Plan is 15,000,000, all of which may be issued under the Plan through Incentive Stock Options. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant, is settled in cash in lieu of Shares or is exchanged for other Awards, or is otherwise forfeited or terminated, all Shares covered by such Awards will be added back into the number of Shares available for future Awards under the Plan. In addition, if the exercise price of any Option granted under the Plan is satisfied by tendering Shares to the Corporation, only the number of Shares issued net of Shares tendered to the Corporation shall be deemed delivered for purposes of determining the maximum number of Shares available under the Plan.”

2. Section 6.8 of the Plan is hereby amended in its entirety, to read as follows:

“6.8 Limitation on Number of Shares Subject to Options. In no event may Options for more than 3,000,000 Shares be granted to any individual under the Plan during any calendar year. To the extent required by Section 162(m) of the Code, if any Option is canceled, the canceled Option shall continue to be counted against the maximum number of Shares for which Options may be granted to an individual under the Plan.”

3. Section 7.5 of the Plan is hereby amended in its entirety, to read as follows:

“7.5 Limitation on Number of Stock Appreciation Rights. The maximum number of Shares with respect to which Stock Appreciation Rights may be granted to any individual under the Plan during any calendar year is 3,000,000. To the extent required by Section 162(m) of the Code, if any SAR is canceled, the canceled SAR shall continue to be counted against the maximum number of Shares for which SARs may be granted to an individual under the Plan.”

4. Section 8.7 of the Plan is hereby amended in its entirety, to read as follows:

“8.7 Limitation in Number of Restricted Awards. The aggregate number of Shares subject to Restricted Share Awards and Restricted Unit Awards that may be granted under the Plan may not exceed 5,000,000 Shares.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed these Amendments as evidence of their adoption by the Board of Directors of the Company on the date set forth above.

CYTODYN INC.

By:	/s/ Michael D. Mulholland

Title:	Chief Financial Officer, Treasurer and Corporate Secretary

Date:	February 13, 2017